Exhibit 99.1

                           Scientific Games To Acquire
                      German Instant Lottery Ticket Company

NEW YORK, OCTOBER 5, 2004 -- SCIENTIFIC GAMES CORPORATION (NASDAQ: SGMS) announced today that it has entered into an agreement to purchase all of the outstanding shares of Printpool Honsel GmbH, a German company which is the supplier of instant tickets to all of the 16 lotteries which operate in Germany. The purchase price and other terms of the transaction were not disclosed. The transaction is expected to close before year end and is subject to the satisfaction of certain closing conditions.

The company, which also sells other lottery products such as bet slips and paper rolls, serves customers in approximately 25 countries. As part of the transaction, Jan and Klaus Honsel, the principal shareholders and managing directors of the company, will enter into employment agreements pursuant to which they will continue to manage the company after the closing.

Lorne Weil, the Chairman and CEO of Scientific Games, stated, "We are quite pleased to be able to acquire Printpool Honsel. The German instant ticket market represents a superb opportunity for us. In comparison with the other major markets in Europe, sales of instant tickets in Germany have been extremely low. With 82 million people in Germany and instant ticket lottery sales of $500 million annually, there is substantial room for growth.

Mr. Weil continued, "We intend to combine the excellent relationships the Honsel family has enjoyed in the German marketplace with our economies of scale and other capabilities, especially in the area of cooperative services, to achieve substantial growth in this market. Further, we see excellent opportunities for synergy between the instant and online lottery businesses in Germany; we are the online system supplier to 6 of the 16 lotteries, and provide the Oddset sports betting system to all 16 lotteries. This transaction is a perfect application of our strategy to make acquisitions which enable us to expand our reach into new markets utilizing our unique expertise and unmatched capabilities."

About Scientific Games
Scientific Games Corporation is the leading integrated supplier of instant tickets, systems and services to lotteries, and the leading supplier of wagering systems and services to pari-mutuel operators. It is also a licensed pari-mutuel gaming operator in Connecticut and the Netherlands and is a leading supplier of prepaid phone cards to telephone companies. Scientific Games' customers are in the United States and more than 60 other countries. For more information about Scientific Games, please visit our web site at www.scientificgames.com.

Forward-Looking Statements
In this press release we make "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "estimate," "intend," "continue," "believe," "expect" or "anticipate," or the negatives thereof, variations thereon or similar terminology.

These forward-looking statements generally relate to plans and objectives for future operations and are based upon management's reasonable estimates of future results or trends. Although we believe that the plans and objectives reflected in or suggested by such forward-looking statements are reasonable, such plans or objectives may not be achieved.

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Actual results may differ from projected results due, but not limited, to unforeseen developments, including developments relating to the following:

      o economic, competitive, demographic, business and other conditions in our local and regional markets;

      o changes or developments in the laws, regulations or taxes in the gaming and lottery industries;

      o actions taken or omitted to be taken by third parties, including customers, suppliers, competitors, members and shareholders, as well as legislative, regulatory, judicial and other governmental authorities;

      o changes in business strategy, capital improvements, development plans, including those due to environmental remediation concerns, or changes in personnel or their compensation, including federal, state and local minimum wage requirements;

      o the availability and adequacy of our cash flow to satisfy our obligations, including our debt service obligations and our need for additional funds required to support capital improvements, development and acquisitions;

      o     an inability to renew or early termination of our contracts;

      o     an inability to engage in future acquisitions;

      o the loss of any license or permit, including the failure to obtain an unconditional renewal of a required gaming license on a timely basis; and

      o resolution of any pending or future litigation in a manner adverse to us.

Actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.


Company Contact:        Lisa D. Lettieri
                        Scientific Games Corporation
                        212-754-2233

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